UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): January 17, 2025

Enviri Corporation

(Exact name of Company as specified in its charter)

Delaware	001-03970	23-1483991
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Two Logan Square 100-120 North 18th Street, 17th Floor Philadelphia, Pennsylvania	19103
(Address of principal executive offices)	(Zip Code)

(267) 857-8715

(Company’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Company under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Ticker symbol(s)	Name of each exchange on which registered
Common Stock, par value $1.25 per share	NVRI	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934. Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On January 17, 2025, Enviri Corporation (the “Company”) entered into an agreement (the “Cooperation Agreement”) with Neuberger Berman Group LLC and certain of its affiliates (collectively, “Neuberger Berman”) to cooperate on the addition of two independent directors to the Company’s Board of Directors (the “Board”).

Pursuant to the Cooperation Agreement, the Company has agreed, among other things, to cooperate in good faith with Neuberger Berman to identify and agree upon one Qualified Independent Candidate (as defined in the Cooperation Agreement) by April 17, 2025, and one additional Qualified Independent Candidate by September 14, 2025 (each, an “Agreed Appointee”) and to appoint each of the two Agreed Appointees to the Board. The Company has agreed that, after an Agreed Appointee (or a Replacement Director (as defined below)) is appointed to the Board, the Company will include the Agreed Appointee in the slate of recommended nominees standing for election at the Company’s 2025 Annual Meeting of Stockholders and its 2026 Annual Meeting of Stockholders and recommend, support and solicit proxies for their election in the same manner as it does for the Company’s other nominees for director.

If an Agreed Appointee (or any replacement thereof) is unable or unwilling to serve as a director, resigns as a director or is removed as a director prior to the expiration of the Standstill Period (as defined below), the Company will cooperate with Neuberger Berman to promptly identify and mutually agree upon a replacement Qualified Independent Candidate (a “Replacement Director”) and will appoint the Replacement Director to the Board.

The Company has agreed that each Agreed Appointee will be appointed to at least one standing committee of the Board, subject to their willingness to serve, and any new Committee established by the Board will include at least one Agreed Appointee.

Neuberger Berman has agreed to customary standstill provisions that extend for a period (the “Standstill Period”) until thirty (30) days prior to the deadline for submission of stockholder nominations for the Company’s 2027 Annual Meeting of Stockholders, subject to early termination in the event of a material breach of the Cooperation Agreement by the Company and/or in the event that two Agreed Appointees have not been mutually agreed upon by the Company and Neuberger Berman and appointed to the Company’s Board by September 14, 2025 (subject to the Standstill Period being reinstated when two Agreed Appointees shall have been appointed to the Board).

Neuberger Berman has also agreed that during the Standstill Period it will appear at the Company’s annual meetings of Stockholders and vote in favor of the Company’s director nominees and certain other matters.

The foregoing description of the Cooperation Agreement does not purport to be complete and is qualified in its entirety by reference to the full and complete terms of the Cooperation Agreement, which is attached as Exhibit 10.1 hereto and is incorporated by reference herein.

Item 7.01.	Regulation FD Disclosure.

On January 21, 2025, the Company issued a press release announcing the Company’s entry into the Cooperation Agreement described in Item 1.01 hereto. A copy of the press release is furnished as Exhibit 99.1 hereto and is incorporated by reference herein.

The information under this Item 7.01 and Exhibit 99.1 is furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1*	Cooperation Agreement, dated January 17, 2025, between Enviri Corporation, Neuberger Berman Group LLC, and certain of its affiliates party thereto.

99.1**	Press Release, dated January 21, 2025.

104	Cover Page Interactive Data File (formatted as inline XBRL).

*	Filed herewith
**	Furnished herewith

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENVIRI CORPORATION

Date: January 21, 2025	/s/ Russell C. Hochman
Russell C. Hochman
Senior Vice President and General Counsel, Chief Compliance Officer & Corporate Secretary